UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2004
Date of Report (Date of earliest event reported)

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50071	27-0019071
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2766 N. Country Club Rd., Tucson, Arizona	85716
(Address of principal executive offices)	(Zip Code)

(604) 683 6648
Registrant's telephone number, including area code

TITANIUM INTELLIGENCE, INC.
#600 – 625 Howe Street, Vancouver, British Columbia V6C 2T6
(Former name or former address, if changed since last report)

ITEM 5.         OTHER EVENTS AND REGULATION FD DISCLOSURE

Further to our news releases of February 3 and March 29,2004, Liberty Star Gold Corp. is pleased to announce the completion of its $1 million USD financing. The Company has issued 1 million restricted common shares to two Investors. As a condition of the subscription, Liberty Star has also agreed to grant piggyback registration rights to the Investors.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Press release dated April 6, 2004 - $1 Million Financing Completed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: April 12, 2004
By: /s/ Gary Musil

GARY MUSIL
Secretary, Director